Exhibit 99.1

LINDBLAD EXPEDITIONS ANNOUNCES MANDATORY CONVERSION DATE OF 6.0% SERIES A CONVERTIBLE PREFERRED STOCK

Mandatory conversion expected to further strengthen balance sheet

New York, NY – January 20, 2026 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND) (“Lindblad” or the “Company”), a global provider of expedition cruises and adventure travel experiences, today announced that it has exercised its mandatory conversion (the “Mandatory Conversion”) right on all outstanding shares of its 6.0% Series A Convertible Preferred Stock (the “Preferred Stock”), and delivered a notice of Mandatory Conversion to the holders of the Preferred Stock.

The Company’s Mandatory Conversion right was achieved on January 16, 2026, as a result of the volume-weighted average price of the Company’s common stock exceeding $14.25 for at least 20 out of 30 consecutive trading days.

The Company has established February 3, 2026 as the effective date for the Mandatory Conversion, at which time all 62,000 shares of Preferred Stock will be converted into approximately 9.0 million shares of Lindblad common stock. After the Mandatory Conversion—assuming no additional issuances of Lindblad common stock—Lindblad will have approximately 64.4 million shares of common stock outstanding, and no shares of Preferred Stock will remain outstanding.

“We’re pleased to build on our recent progress by converting the preferred stock, which further simplifies our capital structure and strengthens our balance sheet,” said Rick Goldberg, Chief Financial Officer, adding, “This provides Lindblad with greater flexibility to allocate capital in support of our long-term strategy.”

About Lindblad Expeditions Holdings, Inc.

The Company is a leader in global expedition travel, offering immersive, educational journeys that span all seven continents through its six pioneering brands. Driven by a passion for the planet and the belief that there is always more to be discovered, the Company leads travelers to the farthest reaches of the world with an expansive portfolio of ship- and land-based expeditions. In collaboration with National Geographic, Lindblad Expeditions operates and sells the National Geographic-Lindblad Expeditions co-brand, which offers ship-based voyages that allow guests to explore remote destinations alongside scientists and naturalists, and with state-of-the-art exploration tools. In addition to its renowned modern expedition cruises, the Company's award-winning land-based brands—Natural Habitat Adventures, Off the Beaten Path, DuVine Cycling + Adventure Co., Classic Journeys, and Wineland-Thomson Adventures—provide extraordinary wildlife, cultural, and adventure-focused experiences. Together, these brands connect travelers with some of the planet's most inspiring natural and cultural landscapes, fostering a deep appreciation for the world.

To learn more about Lindblad Expeditions Holdings, Inc., its growing portfolio of brands, and the Company's commitment to responsible exploration, visit investors.expeditions.com.

IMPORTANT NOTICE

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company and shall not constitute an offer, solicitation, or sale in any jurisdiction where such activities would be unlawful.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements regarding expectations concerning the Mandatory Conversion and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) adverse general economic factors, including the impact of geopolitical, macroeconomic conditions, tariffs, changes in trade policies or capital markets volatility, that decrease the level of disposable income of consumers or consumer confidence and negatively impact the ability or desire of people to travel; (ii) cancelling or rescheduling of voyages, the denial and/or unavailability of ports of call and other potential disruptions to our business and operations related to health pandemics, political or civil unrest, war, terrorism, or other similar events; (iii) increases in fuel prices, changes in fuels consumed and availability of fuel supply in the geographies in which we operate or in general; (iv) the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (v) the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of our vessels; (vi) unscheduled disruptions in our business due to civil unrest, travel restrictions, weather events, mechanical failures, pandemics or other events; (vii) management of our growth and our ability to execute on our planned growth, including our ability to successfully integrate acquisitions; (viii) our ability to maintain our relationships with National Geographic and/or World Wildlife Fund; (ix) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (x) our substantial indebtedness and our ability to remain in compliance with the financial and/or operating covenants in such arrangements; (xi) the impact of material litigation, enforcement actions, claims, fines or penalties on our business; (xii) the impact of severe or unusual weather conditions, including climate change, on our business; (xiii) the impact of changes in tax policies and other governmental regulations in the geographies in which we operate; (xiv) adverse publicity regarding the travel and cruise industry in general; (xv) loss of business due to competition; (xvi) the inability to meet or achieve our sustainability related goals, aspirations, initiatives, and our public statements and disclosures regarding them; (xvii) the result of future financing efforts; and (xviii) those risks described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”). Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.